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                                                                EXHIBIT 10.28


                           AMENDED AND RESTATED NOTE

                                              $55,000,000.00 As of June 24, 1996

       FOR VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to BANKBOSTON, N.A. (formerly known as The First National Bank of Boston) or order, in accordance with the terms of that certain Amended and Restated Master Revolving Credit Agreement dated as of June 24, 1996 among the undersigned, The First National Bank of Boston (now known as BankBoston, N.A.), for itself and as Agent, NBD Bank and such other Banks as may be from time to time named therein, as amended by that certain First Amendment to Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of May 22, 1997, that certain Second Amendment to Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of June 16, 1997, and that certain Third Amendment to Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of July 18, 1997, as from time to time in effect (the "Credit Agreement"), to the extent not sooner paid, on or before the Maturity Date, the principal sum of FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00), or such amount as may be advanced by the payee hereof under the Credit Agreement with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

       Payments hereunder shall be made to BankBoston, N.A. (formerly known as The First National Bank of Boston), as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

       This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

       Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted




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for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

       In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement. In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

       This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

       The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

       This Note and certain other notes executed contemporaneously herewith are replacement notes for that certain Amended and Restated Note dated as of June 24, 1996 made by the undersigned to the order of BankBoston, N.A. in the principal face amount of $75,000,000.00, which replacement notes are being executed and delivered by the undersigned pursuant to Section 18.3 of the Credit Agreement.
                                        RAMCO-GERSHENSON PROPERTIES, L.P.

                                   By:  Ramco-Gershenson Properties Trust, its
                                                                general partner


                                           By: /s/ Authorized Signature
                                               --------------------------------
                                              Title:
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